EXHIBIT 23.2

             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in the prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated March 17, 2006 relating to the financial statements of NuVim, Inc. as of December 31, 2005 and 2004 and for the years then ended, which are contained in that prospectus. We also hereby consent to the reference to us under the heading "Experts" in such Registration Statement.


Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


/s/ WITHUMSMITH+BROWN, P.C.
Somerville, New Jersey
December 15, 2006